UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

Metacrine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39512	47-2297384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 600 San Diego, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2022, Metacrine, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). The final results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest round number. The proposals set forth below are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2022.

Proposal 1. The following nominees were reelected to serve on the Company’s board of directors (the “Board”) as Class II directors until the Company’s 2025 annual meeting of stockholders, based on the following votes:

Name	For	Withheld	Broker Non-Votes
Richard Heyman, Ph.D.	11,279,865	4,543,220	9,924,428
Ronald Evans, Ph.D.	11,237,443	4,585,642	9,924,428

Proposal 2. The selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified, based on the following votes:

For	Against	Abstain	Broker Non-Votes
22,747,613	2,772,145	227,756	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METACRINE, INC.

Date: May 18, 2022	By:	/s/ Michael York
Michael York
Chief Business Officer

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